Exhibit 10.16
SECURED REVOLVING NOTE
FOR VALUE RECEIVED, each of DIGITAL ANGEL CORPORATION, a Delaware corporation (the “Parent”), and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a “Company” and collectively, the “Companies”), jointly and severally, promises to pay to KALLINA CORPORATION, 874 Walker Road, Suite C, Dover, DE 19904, Fax: 914-949-9618 (the “Holder”) or its registered assigns or successors in interest, the sum of SIX MILLION DOLLARS ($6,000,000.00), or, if different, the aggregate principal amount of all Loans (as defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on August 31, 2010 (the “Maturity Date”) if not sooner indefeasibly paid in full. The Companies may borrow, prepay without penalty, and reborrow hereunder in accordance with the provisions of the Security Agreement.
Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement among the Companies and the Holder dated as of the date hereof (as amended, modified and/or supplemented from time to time, the “Security Agreement”).
The following terms shall apply to this Secured Revolving Note (this “Note”):
ARTICLE I
CONTRACT RATE
1.1 Contract Rate. Subject to Sections 2.2 and 3.9, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two percent (2.0%) (the “Contract Rate”). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. The Contract Rate shall not at any time be less than ten percent (10.0%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on September 1, 2007 on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.
1.2 Contract Rate Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date and shall be subject to adjustment as set forth herein.

ARTICLE II
EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS
2.1 Events of Default. The occurrence of an Event of Default under the Security Agreement shall constitute an event of default (“Event of Default”) hereunder.
2.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Companies shall, jointly and severally, pay additional interest on the outstanding principal balance of this Note in an amount equal to one percent (1%) per month, and all outstanding Obligations under this Note, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.
ARTICLE III
MISCELLANEOUS
3.1 Issuance of New Note. Upon any partial redemption of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Companies to the Holder for the principal balance of this Note and interest which shall not have been paid. Subject to the provisions of Article II of this Note, the Companies shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.
3.2 Cumulative Remedies. The remedies under this Note shall be cumulative.
3.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.
3.4 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effective given (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Company at the address provided for such Company in the Security Agreement executed in connection herewith, and to the Holder at the address provided in the Security Agreement for the Holder, with a copy to Laurus Capital Management, LLC, Attn: Portfolio Services, 335 Madison Avenue, 10th Floor, New York, New York 10017, facsimile number (212) 581-5037, or at such other address as the respective Company or the Holder may designate by ten days advance written notice to the other parties hereto.

3.5 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.
3.6 Assignability. This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.
3.7 Cost of Collection. In case of an occurrence of an Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.
3.8 Governing Law, Jurisdiction and Waiver of Jury Trial.
(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.
(b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS; PROVIDED, THAT, EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH COMPANY AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID

(c) EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.
3.9 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.
3.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.
3.11 Security Interest and Guarantee. The Holder has been granted a security interest (i) in certain assets of the Companies as more fully described in the Security Agreement [and (ii) pursuant to the Stock Pledge Agreement dated as of the date hereof. The obligations of the Companies under this Note are guaranteed by Applied Digital Solutions, Inc. pursuant to the Guaranty dated as of the date hereof.
3.12 Construction; Counterparts. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other. This Note may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement. It is understood and agreed that if facsimile copies of this Note bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

3.13 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Parent (or its agents) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Companies of this Note to the new holder or the issuance by the Companies of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Parent (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).
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IN WITNESS WHEREOF, each Company has caused this Secured Revolving Note to be signed in its name effective as of this 31 day of August 2007.

WITNESS:	DIGITAL ANGEL CORPORATION

/s/ Carol E. Olson	By:	/s/ Lorraine M. Breece

	Name:	Lorraine M. Breece
	Title:	Vice President, Acting Chief Financial Officer

WITNESS:	DIGITAL ANGEL TECHNOLOGY CORPORATION

/s/ Carol E. Olson	By:	/s/ Lorraine M. Breece

	Name:	Lorraine M. Breece
	Title:	Vice President, Acting Chief Financial Officer

WITNESS:	FEARING MANUFACTURING CO., INC.

/s/ Carol E. Olson	By:	/s/ Lorraine M. Breece

	Name:	Lorraine M. Breece
	Title:	Vice President, Acting Chief Financial Officer

WITNESS:	DIGITAL ANGEL INTERNATIONAL

/s/ Carol E. Olson	By:	/s/ Lorraine M. Breece

	Name:	Lorraine M. Breece
	Title:	Vice President, Acting Chief Financial Officer

EXHIBIT A
OTHER COMPANIES
Digital Angel Technology Corporation, a Minnesota corporation
Fearing Manufacturing Co., Inc., a Minnesota corporation
Digital Angel International, a Minnesota corporation